Exhibit 10.13

AMENDMENT NO. 2 TO
LEASE AGREEMENT

THIS AMENDMENT NO. 2 TO LEASE AGREEMENT ( this “Amendment”) is made effective as of January 14, 2016 (“Effective Date”) by and between BOMAX PROPERTIES, LLC (“Bomax”) and TRANSACT TECHNOLOGIES INCORPORATED (“TransAct”).

WITNESSETH:

WHEREAS, Bomax and TransAct entered into a certain Lease Agreement dated July 18, 2001 (the “Original Lease”), pursuant to which TransAct leased the “Leased Premises”, as defined therein, from Bomax; and

WHEREAS, the Original Lease was amended pursuant to a certain Amendment No. 1 to Lease Agreement dated May 8, 2012 (the Original Lease, as amended, the “Lease”), which inter alia, extended the “Lease Term”, as defined in the Original Lease, through May 31, 2016; and

WHEREAS, TransAct has requested and Bomax has agreed to extend the Lease Term and otherwise amend the Lease upon the terms and conditions contained herein (all defined terms used herein, as evidenced by the first letter thereof being capitalized, not otherwise defined herein, shall be as defined in the Lease).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.           Amendment of the Lease.   The Lease is hereby amended as follows:

(a)           Article II is amended to extend the Lease Term from May 31, 2016 through May 31, 2021.

(b)           Article III, Section A. is amended to refer to base rent in the following amounts for the following periods:

Period:	Rent Per Square Foot:	Aggregate Annual Rent:	Monthly Payment:
June 1, 2016 – May 31, 2017	$6.50	$480,265.50	$40,022.12
June 1, 2017 – May 31, 2018	$7.00	$517,209.00	$43,100.75
June 1, 2018 – May 31, 2019	$7.50	$554,152.50	$46,179.38
June 1, 2019 – May 31, 2020	$7.50	$554,152.50	$46,179.38
June 1, 2020 – May 31, 2021	7.75	$572,624.25	$47,718.69

(c) The address for notice to Bomax under the Lease, as originally referenced in Article XXIV, is changed to c/o Richard Dean, 409 Powers Road, Kings Ferry, New York 13081.

3.           Conversion of Lighting System.  TransAct covenants and agrees to undertake and complete, at its initial sole cost and expense, and subject to Bomax’s review and approval of the contractor, plans, specifications and bids therefore, the conversion of the metal halide lighting in the manufacturing and warehouse sections of the Leased Property to LED lighting no later than September 30, 2016 (the “Conversion”),  TransAct shall obtain bids from at least two (2) reputable contractors for submission to Bomax for approval, which approval shall not be unreasonably withheld, conditioned or delayed.  Upon the completion of the Conversion by the approved contractor in accordance with the approved plans, specifications and bid and in compliance with the relevant provision of Article VIII of the Lease, Bomax will reimburse TransAct for the amount of the approved bid up to $100,000.

3.           Miscellaneous.

(a)           Except as amended hereby, the Lease remains in full force and effect.

(b)           This Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in the State of New
York and shall be construed without regard to any presumption or other rule requiring the construction of an agreement against the party causing it to be drafted.

(c)           This Amendment may be executed in any number of counterparts, each of which shall be an original, but which together constitute one and the same instrument.   Signatures delivered by facsimile or electronically shall be deemed original signatures for all purposed of this Agreement.

(d)           TransAct hereby confirms that it has no claim, set-off, counterclaim, defense or other cause of action against Bomax arising out of the Lease Agreement.  To the extent that any such claim, set-off, counterclaim, defense or other cause of action may exist or may hereafter arise, such claim, set-off, counterclaim, defense or other cause is hereby expressly and knowingly waived and released by TransAct.

[BALANCE OF THIS PAGE BLANK; SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 to Lease Agreement as of the date first above written.

BOMAX PROPERTIES, LLC

By:	/s/ Richard D. Dean
Richard D. Dean, Manager

TRANSACT TECHNOLOGIES INCORPORATED

By:	/s/ Steven A. DeMartino
Steven A. DeMartino
President and CFO

5921565.3